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                       MGC ANNOUNCES THIRD QUARTER RESULTS

                HUFF NAMED PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              REVENUE INCREASED 30%

                         LINES PROVISIONED INCREASED 31%

                  VOICE OVER DSL (VoDSL) LAUNCHED IN LAS VEGAS

LAS VEGAS, NV (OCTOBER 25, 1999) - MGC Communications, Inc. ("MGC" or the "Company"), (NASDAQ: MGCX), a leading facilities-based integrated communications services provider, today announced the results of its operations for the third quarter 1999. MGC reported revenues for the third quarter ended September 30, 1999 of $15.0 million, a 30% increase over second quarter 1999 revenues of $11.5 million. Access lines sold as of the end of the third quarter increased by 26% over June 30, 1999 to 138,400. Net installations for the third quarter were 27,675, for a total installed base of lines at September 30, 1999 of 117,210, a 31% increase over June 30, 1999. As a result of continued network expansion, earnings before interest, taxes, depreciation and amortization (EBITDA) were a loss of $8.0 million for the three months ended September 30, 1999. Gross profit for the third quarter was $2.6 million, a 160% increase over second quarter gross profit of $1.0 million.

Commenting on the Company's third quarter results, Maurice J. Gallagher, Jr., chairman of the board stated, "The third quarter was obviously a milestone period for MGC, while executing against our current business plan, we named Rolla Huff as our new president and chief executive officer, secured an additional $35 million equity infusion, announced our DSL equipment vendors, commenced the deployment of the technology into our existing network, and launched VoDSL service in Las Vegas. With these cornerstone achievements behind us, we will concentrate on the further deployment of our VoDSL platform and the introduction of our 'Total Solution' package in all of our markets prior to year-end. All of the key objectives we laid out earlier this year are now in place, on schedule and we are focused on aggressive growth for 2000."

ROLLA P. HUFF NAMED PRESIDENT AND CHIEF EXECUTIVE OFFICER
On November 1, 1999, Rolla P. Huff will assume his duties as president and chief executive officer of MGC. Formerly the president and chief operating officer of Frontier Corporation, Huff brings to MGC an extensive background in strategic planning, operations, sales, marketing and involvement with the financial community.

Commented Gallagher, "Rolla has a proven record of creating value for shareholders and at this pivotal juncture in our development and with the implementation of our VoDSL product platform, we believe Rolla is an exceptional choice to lead our management team."

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MGC ANNOUNCES THIRD QUARTER 1999 RESULTS                                PAGE 2
October 25, 1999



LINE GROWTH
Of the 27,675 net line additions for the third quarter, 19,834 (more than 70%) were business lines as the Company continues to increase its focus on selling to small and medium sized business customers within in its existing network footprint. The direct sales staff covering MGC's expanded network footprint increased to 120 from 85 at the end of the second quarter, a 41% increase.

NETWORK EXPANSION
By September 30, 1999, the Company had established 288 central office collocations, up from 248 at the end of the second quarter. MGC's expanded footprint gives the Company an addressable market of approximately 16 million lines. The Company anticipates having in excess of 300 collocation sites established before year-end, of which approximately 200 will be DSL capable.

VOICE OVER DSL
During the third quarter of 1999, the Company introduced its 'Total Solution' VoDSL package to small business customers in the Las Vegas market. The 'Total Solution' package bundles eight voice lines, unlimited custom calling features, MGC long distance, MGCi.com and 'always-on' high-speed Internet access up to 1.5 mbps. By delivering its 'Total Solution' package over one copper loop via DSL, MGC is able to price its VoDSL offering at what it believes to be a compelling value proposition for small business customers.

PROVIDENCE AND JK&B COMMIT TO $35 MILLION INVESTMENT

Concurrent with the appointment of Huff, the Company announced that an affiliate of Providence Equity Partners Inc. and JK&B Capital have committed to invest an additional $35 million in MGC. Providence Equity Partners Inc., a private investment firm that specializes in telecommunications investments, and which is already MGC's largest shareholder, has committed to invest an additional $25 million in the company, which will increase its ownership in MGC to approximately 17%. JK&B Capital has committed to invest an additional $10 million, which will increase its ownership to approximately 7%. The aggregate $35 million investment will be in the form of convertible preferred stock at $28 per share.

Noting the additional investment in MGC, Rolla Huff commented, "We greatly appreciate the increased support of these bellwether investors. Having briefed them on our broad-based strategic vision for MGC, we believe their additional commitment underscores our strong market position and growth potential." MGC plans to use the proceeds of the investment to accelerate the nationwide rollout of its VoDSL product platform.

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MGC ANNOUNCES THIRD QUARTER 1999 RESULTS                                 PAGE 3
October 25, 1999



ABOUT MGC
MGC provides local phone service, custom calling features, long distance and Internet services to small and medium size businesses in Southern California including Los Angeles, San Diego and Orange County, Chicago, Atlanta, southern Florida and Las Vegas. MGC currently plans to open an additional 20 markets in its existing states and five new states during 2000. MGC was recently ranked 12th in the Bloomberg Tech 100 listing of the fastest growing technology companies in the United States based on sales growth for the last fiscal year. Further information about the Company can be found at www.MGCi.com.

THIRD QUARTER CONFERENCE CALL
A conference call will be held on Tuesday, October 26, 1999 at 11:00a.m. (Eastern Standard Time), 8:00a.m. (Pacific Standard Time) at which time the Company's senior management will discuss the results of its operations for third quarter in more detail. To access the conference call, dial (800) 779-6152 - the pass code is "MGC Third Quarter." A replay of the conference call will be available through Thursday, October 28, 1999 until 9:00p.m. (Eastern Standard
Time), 6:00p.m. (Pacific Standard Time) by calling (888) 566-0119.

Forward Looking Statements. Certain statements contained in this Press Release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements such as statements regarding the Company's ability to deploy voice over DSL within a certain period of time and in the Company's markets and the Company's ability to enter new markets and establish additional collocation sites within a certain period of time, that are not historical facts, are only estimates or predictions. Actual results may differ materially as a result of risks facing the Company or actual results differing from assumptions underlying such statements. Such risks and assumptions include, but are not limited to, the Company's ability to successfully market its existing and proposed services to current and new customers in existing and planned markets, successfully develop commercially viable data and Internet offerings, access markets, install switches and obtain suitable locations for its switches, negotiate suitable interconnection agreements with the ILECs, obtain an acceptable level of cooperation from the ILECs, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as competitive, regulatory, legislative and judicial developments that could materially affect the Company's future results. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 1998. Copies of this filing may be obtained by contacting the Company or the SEC.

MGC CONTACT:
David S. Clark
Senior Vice President
(702) 310-1000
dclark@mgcicorp.com

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MGC ANNOUNCES THIRD QUARTER 1999 RESULTS                                PAGE 4
October 25, 1999


(in thousands, except per share data)               THREE MONTHS ENDED SEPTEMBER 30           NINE MONTHS ENDED SEPTEMBER 30
                                               -------------------------------------     ---------------------------------------
STATEMENTS OF OPERATIONS:                              1999                1998                1999                   1998
                                               -----------------    -----------------    -----------------     -----------------
Revenues                                          $      15,036     $          4,908       $       34,922         $      11,772

Cost of operating revenues                               12,460                4,789               31,449                10,575
                                               -----------------    -----------------    -----------------     -----------------
Gross profit                                              2,576                  119                3,473                 1,197

Selling, general & administrative                        10,544                5,364               27,469                11,250

Depreciation & amortization                               4,740                1,158               12,406                 3,149
                                               -----------------    -----------------    -----------------     -----------------
Operating loss                                          (12,708)              (6,403)             (36,402)              (13,202)

Non-operating income (expense)                           (2,287)              (2,689)              (8,342)               (9,091)
                                               -----------------    -----------------    -----------------     -----------------
Net loss before preferred dividends                     (14,995)              (9,092)             (44,744)              (22,293)

Preferred dividends                                      (1,197)                -                  (1,926)                 -
                                               -----------------    -----------------    -----------------     -----------------

Net loss applicable to common stockholders       $      (16,192)      $       (9,092)      $      (46,670)        $     (22,293)
                                               =================    =================    =================     =================

Basic and diluted loss per share of
  common stock                                   $        (0.76)      $        (0.53)      $        (2.50)        $       (1.69)
                                               =================    =================    =================     =================
Basic and diluted weighted average shares
  outstanding                                            21,283               17,154               18,671                13,172


EBITDA  (1)                                      $       (7,968)      $       (5,245)      $      (23,996)        $     (10,053)



(in thousands)                                              AS OF                     AS OF
SELECTED BALANCE SHEET DATA:                         SEPTEMBER 30, 1999         DECEMBER 31, 1998
                                              --------------------------  ------------------------------
Cash, cash equiv. & investments                          $      178,961           $       84,949

Restricted cash                                                  30,375                   39,379

Property & equipment, net                                       151,159                  116,380

Long-term debt                                                  157,677                  157,295

Series B Convertible Preferred Stock                             46,663                        -

Stockholders' equity                                            134,394                   63,260

                                                            AS OF                  AS OF
SELECTED OPERATIONAL STATISTICS:                     SEPTEMBER 30, 1999     DECEMBER 31, 1998
                                              --------------------------  ----------------------
      Switches installed                                              7                        7

      Markets served                                                 13                        7

      Collocated facilities built                                   288                      207

      Addressable lines  (000's)                                 16,039                   11,362

      Lines in service:

              Business                                           60,271                   20,442

              Pay phone                                          15,711                    7,290

              Residential                                        41,228                   20,012
                                              --------------------------  -----------------------
                   Total lines in service                       117,210                   47,744
                                              ==========================  =======================

              Total lines sold and installed                    138,400                   61,205
                                              ==========================  =======================


 (1) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a measure commonly used in the communications industry to analyze operating performance, leverage and liquidity.

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